NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 24-Hour Media Phone (202) 872-2680 www.pepcoholdings.com NYSE: POM

For Immediate Release November 8, 2004	Media Contact: Robert Dobkin (202) 872-2680 Investor Relations: Donna Kinzel (302) 429-3004 Ernie Bourscheid (202) 872-2797
Pepco Holdings Reports Third-Quarter 2004 Results; Conference Call Scheduled

          Pepco Holdings, Inc. (NYSE: POM) today reported third-quarter 2004 consolidated earnings of $111.0 million, or 64 cents per share, compared to $157.3 million, or 92 cents per share, for the third quarter 2003. Adjusted earnings for the third quarter of 2004 were $118.7 million, or 68 cents per share, compared to $121.3 million, or 71 cents per share, for the third quarter 2003.

          Adjusted earnings is a non-GAAP financial measure. Adjusted earnings for the third quarter 2004 do not include after-tax charges of $7.7 million, or 4 cents per share, related to the early payment of Conectiv Energy's Bethlehem debt. Adjusted earnings for the third quarter 2003 do not include after-tax charges of $8.7 million, or 5 cents per share, related to the reserve of a portion of a pre-bankruptcy receivable from Mirant or after-tax earnings of $44.7 million, or 26 cents per share, related to the gain on the Edison Place office building sale.

          "Overall we are satisfied with our performance for the quarter given the challenge of mild summer weather," said Dennis R. Wraase, Chairman, President and Chief Executive Officer, adding "cooling degree days were down 9 percent as compared to the third quarter of 2003. In addition to the mild summer weather, the Power Delivery business was negatively impacted by lower Standard Offer Service gross margins at Pepco. These negative impacts were partially offset by lower Power Delivery operations and maintenance expense compared to the same period last year, driven by the absence of Hurricane Isabel expenses incurred in the third quarter of 2003.

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          "On a positive note, despite the mild summer weather, we continued to see profitable performance from our non-regulated energy businesses. Conectiv Energy was able to more than offset the impact of lower generation output due to the mild weather and higher depreciation and capital costs due to the completion of the Bethlehem generating station with increased wholesale margins and the recognition of an adjustment related to fuel supply contracts. As for our year-to-date results, we continue to be pleased with our performance, especially the performance of our non-regulated energy businesses," Wraase added.

          For the nine months ended Sept. 30, 2004, Pepco Holdings reported consolidated earnings of $252.6 million, or $1.46 per share, compared to $175.5 million, or $1.03 per share, for the nine months ended Sept. 30, 2003.

          Adjusted earnings for the nine months ended Sept. 30, 2004 were $239.3 million, or $1.38 per share, compared to $207.7 million, or $1.22 per share, for the nine months ended Sept. 30, 2003. Adjusted earnings is a non-GAAP financial measure. Adjusted earnings for the nine months ended Sept. 30, 2004 do not include:

•	After-tax earnings of $13.1 million, or 7 cents per share, related to the impact of changes in local tax regulations that were retroactive to 2001.
•	After-tax earnings of $6.6 million, or 4 cents per share, related to the disposition of a joint venture associated with the Vineland co-generation facility.
•	After-tax earnings of $8.6 million, or 5 cents per share, related to a gain on the condemnation settlement associated with the transfer of Vineland distribution assets.
•	After-tax charges of $7.3 million, or 4 cents per share, related to the impairment of the Starpower investment.
•	After-tax charges of $7.7 million, or 4 cents per share, related to the early payment of Conectiv Energy's Bethlehem debt.
Adjusted earnings for the nine months ended Sept. 30, 2003 do not include:
•	After-tax charges of $26.7 million, or 16 cents per share, related to net energy trading losses prior to the cessation of proprietary energy trading. (more)
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•	After-tax charges of $31.1 million, or 18 cents per share, related to Conectiv Energy's cancellation of a contract for the delivery of four combustion turbines.
•	After-tax charges of $16.3 million, or 9 cents per share, related to Atlantic City Electric Company's New Jersey deferral disallowance.
•	After-tax earnings of $5.9 million, or 3 cents per share, related to an Atlantic City Electric Company (BL England) accrual reversal.
•	After-tax charges of $8.7 million, or 5 cents per share, related to the reserve of a portion of a pre-bankruptcy receivable from Mirant.
•	After-tax earnings of $44.7 million, or 26 cents per share, related to the gain on the Edison Place office building sale.

          For further details regarding the change in consolidated earnings between 2004 and 2003, please see the schedules that follow and refer to the Pepco Holdings Inc. Form 10-Q for the quarter ended Sept. 30, 2004, filed today with the Securities and Exchange Commission.

CONFERENCE CALL FOR INVESTORS

          PHI will host a conference call to discuss third quarter results on Wednesday, Nov. 10 at 9:00 a.m. E.S.T. Individual investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by telephone at (800) 638-4817. A taped on-demand replay of the conference call will also be available for seven days following the call. To hear the replay, call (888) 286-8010 and enter pass code 62486963. An audio archive will also be available on the PHI Web site, http://www.pepcoholdings.com/investors/index_financialrelease.html.

          Note: If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors/index_financialrelease.html.

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About PHI: Pepco Holdings, Inc. is a diversified energy company with headquarters in Washington, D.C. Its principal operations consist of PHI Power Delivery, which delivers 50,000 gigawatt-hours of power to more than 1.7 million customers in Washington, D.C., Delaware, Maryland, New Jersey and Virginia. PHI engages in regulated utility operations by delivering electricity and natural gas, and provides competitive energy and energy products and services to residential and commercial customers.

Forward-Looking Statements: Except for historical statements and discussions, the statements in this news release constitute "forward-looking statements" within the meaning of federal securities law. These statements contain management's beliefs based on information currently available to management and on various assumptions concerning future events. Forward-looking statements are not a guarantee of future performance or events. They are subject to a number of uncertainties and other factors, many of which are outside the company's control. Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and financing conditions; availability and cost of capital; changes in laws, regulations or regulatory policies; weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors. These uncertainties and factors could cause actual results to differ materially from such statements. PHI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results and prospects of PHI.

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Pepco Holdings, Inc. Earnings Per Share Variance 2004 / 2003
	3rd Quarter
		Competitive Energy
	Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non Regulated	Corporate & Other	Total PHI
2003 Results of Operations (GAAP)	$ 0.56	$ 0.14	$ 0.02	$ 0.29	$ (0.09)	$ 0.92

2003 Supplemental Activity 1/
Gain on Sale of Edison Place		-	-	(0.26)	-	(0.26)
Mirant Reserve Adjustment	0.05	-	-	-	-	0.05
2003 Results before Supplemental Activity	0.61	0.14	0.02	0.03	(0.09)	0.71

Change from 2003 Results before Supplemental Activity
Power Delivery
Weather (estimated) 2/	(0.03)	-	-	-	-	(0.03)
Standard Offer Service Margin	(0.08)	-	-	-	-	(0.08)
O&M, Depreciation and Other Taxes	0.02	-	-	-	-	0.02
Other Costs, net	0.03	-	-	-	-	0.03
Conectiv Energy
Margins (operating revenue less cost of goods sold)
Merchant Generation	-	(0.02)	-	-	-	(0.02)
Load Following Service (POLR)	-	0.01	-	-	-	0.01
Power, Oil and Gas Marketing Services	-	0.05	-	-	-	0.05
Operating and Capital Costs, net	-	(0.03)	-	-	-	(0.03)
Pepco Energy Services
Margins (operating revenue less cost of goods sold)	-	-	(0.01)	-	-	(0.01)
Other Non-Regulated (includes sale of aircraft)	-	-	-	0.02	0.01	0.03
2004 Results before Supplemental Activity	0.55	0.15	0.01	0.05	(0.08)	0.68

2004 Supplemental Activity 1/
CBI Term Loan Buydown	-	(0.04)	-	-	-	(0.04)

2004 Results of Operations (GAAP)	$ 0.55	$ 0.11	$ 0.01	$ 0.05	$ (0.08)	$ 0.64

1/

The adjustments represent non-GAAP financial information. Management believes that the adjusted earnings amounts may be useful to investors because they show results before giving effect to the adjustment items. This allows investors to compare earnings information and make decisions without the impact of supplemental items.

2/

The effect of weather in 2004 compared with the 20 year average weather (normal weather) is estimated to decrease earnings by $.01 per share. An additional $.02 per share reduction is related to the change in weather from 2003.

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Pepco Holdings, Inc. Earnings Per Share Variance 2004 / 2003
	Year to Date September
		Competitive Energy
	Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non Regulated	Corporate & Other	Total PHI
2003 Results of Operations (GAAP)	$ 1.11	$ (0.37)	$ -	$ 0.40	$ (0.11)	$ 1.03

2003 Supplemental Activity 1/
Gain on Sale of Edison Place	-	-	-	(0.26)	-	(0.26)
CT Cancellation	-	0.38	-	-	(0.20)	0.18
Trading Losses (Proprietary Trading)	-	0.16	-	-	-	0.16
Mirant Reserve Adjustment	0.05	-	-	-	-	0.05
ACE (BL England) Accrual Reversal	(0.03)	-	-	-	-	(0.03)
ACE NJ Deferral Disallowance	0.09	-	-	-	-	0.09
2003 Results before Supplemental Activity	1.22	0.17	-	0.14	(0.31)	1.22

Change from 2003 Results before Supplemental Activity
Power Delivery
kWh Sales Growth (estimated)	0.08	-	-	-	-	0.08
Weather (estimated) 2/	0.03	-	-	-	-	0.03
Standard Offer Service Margin	(0.20)	-	-	-	-	(0.20)
O&M, Depreciation and Other Taxes	(0.01)	-	-	-	-	(0.01)
Other Costs, net (primarily capital costs)	0.04	-	-	-	-	0.04
Conectiv Energy
Margins (operating revenue less cost of goods sold)
Merchant Generation	-	0.12	-	-	-	0.12
Load Following Service (POLR)	-	0.04	-	-	-	0.04
Power, Oil and Gas Marketing Services	-	0.02	-	-	-	0.02
Operating and Capital Costs, net	-	(0.07)	-	-	-	(0.07)
Pepco Energy Services
Margins (operating revenue less cost of goods sold)	-	-	0.02	-	-	0.02
Operating and Capital Costs, net	-	-	0.01	-	-	0.01
Other Non-Regulated (includes sale of assets)	-	-	-	0.06	-	0.06
Corporate	-	-	-	-	0.02	0.02
2004 Results before Supplemental Activity	1.16	0.28	0.03	0.20	(0.29)	1.38

2004 Supplemental Activity 1/
Gain on Vineland distribution assets Condemnation Settlement	0.05	-	-	-	-	0.05
Gain on disposition associated with Vineland co-generation facility	-	0.04	-	-	-	0.04
Local Tax Benefit	-	-	0.01	0.05	0.01	0.07
CBI Term Loan Buydown	-	(0.04)	-	-	-	(0.04)
Starpower Impairment	-	-	-	(0.04)	-	(0.04)

2004 Results of Operations (GAAP)	$ 1.21	$ 0.28	$ 0.04	$ 0.21	$ (0.28)	$ 1.46

1/

The adjustments represent non-GAAP financial information. Management believes that the adjusted earnings amounts may be useful to investors because they show results before giving effect to the adjustment items. This allows investors to compare earnings information and make decisions without the impact of supplemental items.

2/

The effect of weather in 2004 compared with the 20 year average weather (normal weather) is estimated to increase earnings by $.05 per share. An additional $.02 per share reduction is related to the change in weather from 2003.

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SELECTED FINANCIAL INFORMATION
UNAUDITED CONDENSED STATEMENT OF EARNINGS
	For the Three Months Ended September 30, 2004 (In Millions)
			Competitive Energy
	Power Delivery		Conectiv Energy	Pepco Energy Services	Other Non- Regulated	(a) Corp. & Other	PHI Cons.
Operating Revenue	$1,314.0		$ 648.9	(b) $ 301.4	$ 21.6	$ (239.4)	$ 2,046.5
Operating Expense	1,118.0	(b)	596.8	297.5	.1	(245.4)	1,767.0
Operating Income	196.0		52.1	3.9	21.5	6.0	279.5
Interest Expense	41.8		19.8	(c) 2.8	10.8	29.3	104.5
Income Taxes	63.0		13.1	.9	1.3	(6.8)	71.5
Net Income (loss)	$ 95.4		$ 19.8	$ 1.2	$ 9.5	$ (14.9)	$ 111.0
Total Assets	$8,548.3		$1,956.4	$557.2	$1,379.9	$1,086.9	$13,528.7
(a)

Includes unallocated Pepco Holdings (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of non-regulated Conectiv assets and liabilities as of August 1, 2002. Intercompany eliminations are also included in this line item. Additionally, the line item in this column for "total assets" also includes Pepco Holdings' goodwill balance.

(b)				Power Delivery purchased electric energy, electric capacity and natural gas from Conectiv Energy in the amount of $158.7 million for the three months ended September 30, 2004.
(c)				Includes $12.8 million of expenses related to the early payment of the Conectiv Bethlehem loan.
UNAUDITED CONDENSED STATEMENT OF EARNINGS
	For the Three Months Ended September 30, 2003 (In Millions)
			Competitive Energy
	Power Delivery		Conectiv Energy	Pepco Energy Services	Other Non- Regulated	(a) Corp. & Other	PHI Cons.
Operating Revenue	$1,269.1		$ 786.8	(b) $290.6	$ 26.0	$ (241.9)	$ 2,130.6
Operating Expense	1,068.6	(b),(c)	743.8	282.7	(64.9)(d)	(248.2)	1,782.0
Operating Income	200.5		43.0	7.9	90.9	6.3	348.6
Interest Expense	49.2		5.5	2.4	12.9	26.2	96.2
Income Taxes	64.9		15.4	2.8	24.6	(6.2)	101.5
Net Income (loss)	$ 95.6		$ 23.1	$ 3.6	$ 50.4	$ (15.4)	$ 157.3
Total Assets	$8,080.4		$1,907.6	$530.3	$1,533.4	$1,355.1	$13,406.8
(a)

Includes unallocated Pepco Holdings (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of non-regulated Conectiv assets and liabilities as of August 1, 2002. Intercompany eliminations are also included in this line item. Additionally, the line item in this column for "total assets" also includes Pepco Holdings' goodwill balance.

(b)				Power Delivery purchased electric energy, electric capacity and natural gas from Conectiv Energy in the amount of $207.9 million for the three months ended September 30, 2003.
(c)				Amount includes a reserve of $14.5 million recorded against a delinquent receivable from Mirant.
(d)				Amount includes the gain of $68.8 million on the sale of the Edison Place office building.
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UNAUDITED CONDENSED STATEMENT OF EARNINGS
	For the Nine Months Ended September 30, 2004 (In Millions)
			Competitive Energy
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated		(a) Corp. & Other	PHI Cons.
Operating Revenue	$3,426.7		$1,802.1	(b)	$855.6	$ 66.9		$ (649.2)	$ 5,502.1
Operating Expense	2,957.1	(b),(c)	1,700.2		844.0	(1.6)	(d)	(658.1)	4,841.6
Operating Income	469.6		101.9		11.6	68.5		8.9	660.5
Interest Expense	132.8		32.9	(e)	3.9	31.0		88.6	289.2
Income Taxes (f)	142.1		32.6		2.1	(5.8)		(29.4)	141.6
Net Income (loss)	$ 208.7		$ 49.4	(g)	$ 7.6	$ 36.5	(h)	$ (49.6)	$ 252.6
Total Assets	$8,548.3		$1,956.4		$557.2	$1,379.9		$1,086.9	$13,528.7
(a)

Includes unallocated Pepco Holdings (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of non-regulated Conectiv assets and liabilities as of August 1, 2002. Intercompany eliminations are also included in this line item. Additionally, the line item in this column for "total assets" also includes Pepco Holdings' goodwill balance.

(b)									Power Delivery purchased electric energy, electric capacity and natural gas from Conectiv Energy in the amount of $456.0 million for the nine months ended September 30, 2004.
(c)

Power Delivery recognized a $14.4 million gain from the condemnation settlement associated with the transfer of certain distribution assets in Vineland, New Jersey. Also, Power Delivery recorded a $6.6 million gain from the sale of non-utility land during the first quarter of 2004.

(d)									Other Non-Regulated recorded an $8.0 million gain from the sale of PCI's final three aircraft.
(e)									Includes $12.8 million of expenses related to the early payment of the Conectiv Bethlehem loan.
(f)

In February 2004, a local jurisdiction issued final consolidated tax return regulations, which were retroactive to 2001. Under these regulations, Pepco Holdings (parent) and other affiliated companies doing business in this location, now have the necessary guidance to file a consolidated income tax return. This allows Pepco Holdings' subsidiaries with taxable losses to utilize those losses against tax liabilities of Pepco Holdings' companies with taxable income. During the first quarter of 2004, Pepco Holdings and its subsidiaries recorded the impact of the new regulations of $13.1 million for the period of 2001 through 2003.

(g)									Conectiv Energy recognized an $11.2 million pre-tax gain ($6.6 million after-tax) from the disposition of a joint venture associated with the Vineland co-generation facility.
(h)									This amount includes the $11.2 million pre-tax impairment charge ($7.3 million after-tax) to reduce the value of the Starpower investment to $28 million at June 30, 2004.
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UNAUDITED CONDENSED STATEMENT OF EARNINGS
	For the Nine Months Ended September 30, 2003 (In Millions)
			Competitive Energy
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated		(a) Corp. & Other		PHI Cons.
Operating Revenue	$3,149.7		$2,318.5	(b),(d)	$871.6	$ 78.4		$ (660.5)		$ 5,757.7
Operating Expense	2,719.0	(b),(e),(g)	2,416.2	(c)	867.9	(56.6)	(f)	(715.8)	(c)	5,230.7
Operating Income (loss)	430.7		(97.7)		3.7	135.0		55.3		527.0
Interest Expense	140.4		13.3		6.9	40.4		75.4		276.4
Income Taxes	124.3		(43.6)		0.3	26.1		(7.2)		99.9
Extraordinary item (net of tax expense of $4.1 million)	5.9 (h)		-		-	-		-		5.9
Net Income (loss)	$ 188.7		$ (62.7)		$ 1.3	$ 68.5		$ (20.3)		$ 175.5
Total Assets	$8,080.4		$1,907.6		$530.3	$1,533.4		$1,355.1		$13,406.8
(a)

Includes unallocated Pepco Holdings (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of non-regulated Conectiv assets and liabilities as of August 1, 2002. Intercompany eliminations are also included in this line item. Additionally, the line item in this column for "total assets" also includes Pepco Holdings' goodwill balance.

(b)									Power Delivery purchased electric energy, electric capacity and natural gas from Conectiv Energy in the amount of $515.5 million for the nine months ended September 30, 2003.
(c)

Conectiv Energy's results include a charge of $110.7 million related to a combustion turbine (CT) cancellation. This unfavorable impact at Conectiv Energy is partially offset by $57.9 million in Corp. & Other related to the reversal of a purchase accounting fair value adjustment made on the date of the merger related to the CT contract that was cancelled.

(d)									This amount includes the unfavorable impact resulting from net trading losses of approximately $44 million incurred prior to the cessation of proprietary trading.
(e)									Amount includes a reserve of $14.5 million recorded against a delinquent receivable from Mirant.
(f)									Amount includes the gain of $68.8 million on the sale of the Edison Place office building.
(g)									Amount includes a charge of $27.5 million related to ACE's New Jersey deferral disallowance.
(h)									This amount represents the favorable impact related to ACE's (BL England) accrual reversal.
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Consolidated Condensed Balance Sheets
(Unaudited) (In Millions)
	As of
	September 30, 2004	December 31, 2003
ASSETS
Total current assets	$ 1,801.6	$ 1,628.9
Total investments and other assets	4,703.6	4,783.5
Net property, plant, and equipment	7,023.5	6,964.9
Total assets	$ 13,528.7	$ 13,377.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities	$ 2,174.1	$ 2,053.2
Total deferred credits	2,966.5	2,873.4
First mortgage bonds, medium-term notes and other long-term debt	4,203.0	4,588.9
Transition bonds issued by ACE Funding	531.7	551.3
Debentures issued to financing trust	-	72.2
Mandatorily redeemable serial preferred stock	42.5	45.0
Capital lease obligations	123.3	126.8
Serial preferred stock	31.2	35.3
Redeemable serial preferred stock	27.9	27.9
Total shareholders' equity	3,428.5	3,003.3
Total liabilities and shareholders' equity	$ 13,528.7	$ 13,377.3
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OTHER INFORMATION Power Delivery Sales
	Three Months Ended September 30, 2004
	Pepco	DPL	ACE	Total
Electric Gigawatt Hours - Delivered	7,410	3,684	2,934	14,028
Electric Gigawatt Hours - SOS/POLR/BGS	4,953	3,254	2,291	10,498
Gas Sales - MCF		2,220		2,220
	Three Months Ended September 30, 2003
	Pepco	DPL	ACE	Total
Electric Gigawatt Hours - Delivered	7,334	3,933	2,923	14,190
Electric Gigawatt Hours - SOS/POLR/BGS	4,544	3,533	2,655	10,732
Gas Sales - MCF		2,527		2,527
	Nine Months Ended September 30, 2004
	Pepco	DPL	ACE	Total
Electric Gigawatt Hours - Delivered	20,771	10,674	7,645	39,090
Electric Gigawatt Hours - SOS/POLR/BGS	14,444	9,335	6,065	29,844
Gas Sales - MCF		15,357		15,357
	Nine Months Ended September 30, 2003
	Pepco	DPL	ACE	Total
Electric Gigawatt Hours - Delivered	19,909	10,796	7,439	38,144
Electric Gigawatt Hours - SOS/POLR/BGS	12,390	9,582	6,742	28,714
Gas Sales - MCF		17,006		17,006
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Weather Data - Consolidated Electric Service Territory
	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Heating Degree Days	9	46	2,842	3,168
20 Year Average	21	36	2,724	2,713
Percentage Difference from Average	-57.1%	27.8%	4.3%	16.8%
Percentage Difference from Prior Year	-80.4%		-10.3%

Cooling Degree Days	890	977	1,366	1,214
20 Year Average	917	921	1,279	1,284
Percentage Difference from Average	-2.9%	6.1%	6.8%	-5.5%
Percentage Difference from Prior Year	-8.9%		12.5%
Supplemental Operating Income Information
The supplemental information shown below is presented to provide the reader with additional financial information on the operating results of Pepco Energy Services and Conectiv Energy.
Pepco Energy Services
	Three Months Ended September 30, 2004	Nine Months Ended September 30, 2004
($ millions)
Operating Revenue	$301.4	$855.6
Cost of Goods Sold	277.5	781.9
Revenue less Cost of Goods Sold	23.9	73.7
Revenue less Cost of Goods Sold Detail:
Natural Gas	2.5	8.9
Electric	9.6	28.2
Energy Services	11.8	36.6
Total	23.9	73.7
Operation and Maintenance Expenses	16.6	52.1
Depreciation	3.4	10.0
Operating Expenses	20.0	62.1
Operating Income	$ 3.9	$ 11.6
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Conectiv Energy
	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003		2004	2003
Sales Summary Energy Output (MWh's)	1,220,283	2,018,781		3,959,133	4,422,586
Load Following Service (POLR) Sales (MWh's)	2,256,614	3,620,261		8,218,299	9,581,946
Operating Income Summary Operating Revenue	$648.9	$786.8		$1,802.1	$2,318.5
Cost of Goods Sold	560.2	708.3		1,593.5	2,203.1
Revenue Less Cost of Goods Sold	88.7	78.5		208.6	115.4
Revenue Less Cost of Goods Sold Detail
Merchant Generation	64.2	70.2	(1)	174.3	141.4	(2)
Load Following Service (POLR)	8.8	6.0	(3)	10.5	(1.5)	(3)
Power, Oil and Gas Marketing Services	15.7	2.3	(4)	23.8	(24.5)	(5)
Total	88.7	78.5		208.6	115.4

Operating and Maintenance Expenses	25.3	24.9		73.0	74.1
Depreciation	11.3	10.6	(6)	33.7	28.3	(6)
Loss on Contract Cancellation					110.7	(7)
Operating Expenses	36.6	35.5		106.7	213.1
Operating Income	$ 52.1	$ 43.0		$ 101.9	$ (97.7)
Notes:
(1)	Lower results due to reduced generation output and net margins resulting from milder than normal weather.
(2)	Improved results primarily from value enhancement activities, such as fuel switching and more opportunities to utilize natural gas storage contracts and remarket natural gas.
(3)	Improved margins due to higher contract prices and lower cost of goods sold primarily from hedging activities.
(4)	Improved margins on wholesale energy contracts and recognition of a gain on fuel supply contracts.
(5)

2003 results include proprietary trading losses totaling $44 million which were caused primarily from first quarter trading losses. Excluding proprietary trading, 2003 results were $19.5 million. 2004 results included improved margins on wholesale energy contracts and recognition of an adjustment related to fuel supply contracts.

(6)	Higher depreciation expense due primarily to completion of Bethlehem generating station.
(7)	2003 results include unfavorable impact related to the cancellation of a combustion turbine contract.

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